EXHIBIT 10.12

Zhejiang University National University Science Park (Jiangxi)

Lease Agreement for Venture Building

According to the provisions of the Civil Code of the People’s Republic of China and relevant laws and regulations, Party A and B, in the spirit of equality, voluntariness, fairness and the principle of honesty and credit, and by consensus, reached an agreement on the lease of the premises of the Venture Building in the National University Science and Technology Park of Zhejiang University (Jiangxi), and signed this contract.

Article 1 Contractual parties

Lessor (hereinafter referred to as Party A): Jiangxi Zhejiang University Zhongkai Science and Technology Park Development Co.

Legal representative/responsible person: Wu Youxia

Address: No. 698 Jingdong Avenue, Hi-Tech Development Zone, Nanchang, Jiangxi, China

Contact: Xie Xuezhen

Tel: 88161680

Lessee (hereinafter referred to as Party B): Jiangxi Ruanyun Technology Co.

Legal representative/responsible person: Fu Yan

Address: Room 302-317, Zone C, ZJU Science Park (Jiangxi), No. 698 Jingdong Avenue, Hi-Tech Development Zone, Nanchang, Jiangxi Province, China.

Contact: Xie Xing

Tel: 13879110101

Article 2 Scope of Lease

2.1 The leased property (premises) is located at the National University Science Park (Jiangxi) of Zhejiang University, No. 698 Jingdong Avenue, Nanchang Hi-Tech Industrial Development Zone, Jiangxi Province. Party A has independent, complete and undisputed right to lease the Property under this Contract; Party B, after full understanding, agrees to lease the premises and relevant facilities within the scope of the Leased Property.

2.2 The property (premises) leased by Party A to Party B is the property certificate number [Area C 302-317 and D305-313 and D108A] (corresponding to the property certificate [Hong property certificate No. 0852, No. 0851, No. 0850, No. 0849, No. 0848, No. 0829, No. 0835, No. 0834, No. 0833, No. 0832, No. 0831, No. 0828, No. 0836, No. 0837, No. 0838, No. 0839, No.0847,No.0846,No 0845,No.0844, No.0843, No.0842,No.0830,No.0840,No.0841,No.0788】 ) (hereinafter referred to as the property) , the scope of lease is limited to the interior, about the exterior wall and roof of the office space are not included in the scope of lease. The floor plan of the leased property is shown in detail in Annex I.

2.3 The total leased area of the leased property (premises) is [3625.57] square meters (including common area).

Article 3 Purpose and term of lease

3.1 Party B undertakes to Party A to lease the property only for the purpose of [office use], and to comply with the relevant national and Nanchang regulation on the use of the office and property management. Unless otherwise agreed by both parties, Party B shall not arbitrarily change the use of the office space. The Park does not introduce production-oriented enterprises and units with noise, odor, sewage discharge, capital lending, microfinance, network finance, violation of local government regulations and special approval, etc. If Party B conceals the use or changes the use without authorization at a later stage in contravention of the conditions of the Park, Party A has the right to unilaterally terminate the contract and take back the right of use of the office.

3.2 The lease period for the premises is from [November 1, 2024] to [December 31, 2026].

3.3 Rent-free period: including renovation free period and operation free period.

3.3.1 Renovation rent-free period: it is determined as [/] months, which is calculated from the actual delivery date of the leased property. During the rent-free period, Party B does not need to pay the rent of the premises, but Party B shall bear the utility charges such as water, electricity, communication, etc., garbage removal fee, map review fee, etc. arising from the actual use of the leased property, but the property management fee of the leased property, the utility charges such as water, electricity, communication, etc. arising from the actual use of the leased property, shall be borne by Party B. Party A promises Party B a rent-free period for renovation, which is limited to Party B’s renovation use.

3.3.2 Operating rent-free period: [ months], spread over three quarters/three years, as follows: 【】 to 【】, 2024; 【】, 2025 to 【】, 2025; 【】 , 2026 to 【】, 2026. During the rent-free period, Party B does not need to pay the rent, but the property management fee of the leased property, water, electricity, communication and other public utility fees arising from the actual use of the leased property, shall be borne by Party B itself.

3.4 If this Agreement is terminated early due to Party B’s unilateral reason, Party B shall pay Party A the full amount of rent for the decoration rent-free period and the operation rent-free period according to the rent agreed in this Contract before officially withdrawing from the premises. For details of the rent to be paid, please refer to Annex 2.

Article 4 Delivery and acceptance inspection

4.1 The parties agree that Party A shall deliver the premises in accordance with the provisions of this Agreement to Party B for use before [November 1, 2024].

4.2 Party A guarantees that the leased premises and the ancillary facilities and equipment are in a state of normal use. Upon delivery, Party A and Party B and the property management company shall send representatives to the site to inspect the decoration, furnishings, equipment and ancillary facilities of the leased premises and deliver them in their current state (subject to the acceptance inspection form signed and confirmed by Party B and the property management company). Party A and Party B agree that the acceptance inspection form shall serve as the basis for Party B’s acceptance of the premises upon termination of this Agreement.

4.3 Party B shall return the leased premises and the ancillary facilities and equipment to Party A in good condition upon the expiration of the lease term, or the early termination of the Agreement, or cancellation of the Agreement, unless Party A agrees that Party B shall restore the premises to its original condition according to the standard at the time of delivery and acceptance.

4.4 Party A shall have the right to enter and repossess the leased property at any time after the expiration of the lease term or the early termination or rescission of this Agreement. All items placed by Party B in the leased premises shall be deemed abandoned and shall be disposed of at the discretion of Party A. Party A shall have the right to complete such restoration to the original state, demolition, removal and repair work at its own discretion, and the expenses incurred shall be borne by Party B. Party A shall also have the right to charge Party B storage fees for such items and sell, transfer or dispose of such waste in any other manner as it deems appropriate, and use the proceeds of such disposal (if any) to repay any amounts owed to it by you and compensate it for any losses it has suffered or will suffer as a result. If there is a shortfall, it may continue to recover it in accordance with other provisions of this contract. At that time, it also has the right to choose to retain the decoration and facilities in the leased property, and it is not required to give you any compensation for this.

4.5 During the lease period of Party B, Party B is responsible for the proper use and maintenance of the air-conditioner, if the air-conditioner breaks down, Party B is responsible for its own maintenance. Party B should return the air conditioner to Party A in good condition at the end of the lease period. If Party B needs to install the air conditioner again, it must comply with the relevant regulations of Party A or the property management company.

4.6 If Party B uses the address of the leased premises as the registered place of the company, branch office or business department, Party B shall complete the procedures of relocation or cancellation of the registered place within fifteen days from the date of expiration of the lease term of this Agreement or early termination or cancellation of the Agreement. If Party B is late in completing the procedures, Party B shall bear liquidated damages equal to twice the daily rent at the time of termination of the contract for each day of late completion, and Party B shall also compensate Party A for any other losses caused.

Article 5 Rent, security deposits and other charges

5.1 Party A and Party B agree that the unit price of the first year’s rent of this contract shall be [C Area 302-317 (total area of 1987.41m2) rent for 【 】 RMB/m2 per month; D305-313 (total area of 1432.67m2) rent for 【 】 RMB/m2 per month; D108A (total area of 205.49m2) rent for 【 】 RMB/m2 per month;] the rent increment standard is: every 【/】year increment of 【/】% ; the specific rent shall be calculated and paid according to the method set out in Annex II.

5.2 Party A and Party B agree that, in addition to the rent, Party B shall pay Party A a security deposit equivalent to [two] months’ rent, which is RMB [197255.16].

5.3 The security deposit of this Agreement can be used to offset the fees, liquidated damages and compensation agreed in this Agreement owed by Party B to Party A during the lease period. After the security deposit is deducted, Party B shall replenish it within seven days after receiving Party A’s written notice of replenishment.

5.4 After the expiration of this Agreement or its early termination by mutual agreement, Party B will return the premises to Party A in good condition and pay all the fees, liquidated damages, compensation, etc. agreed in this Agreement and after the registered address is canceled, Party A will return the deposit delivered by Party B to Party B in full without interest.

5.5 The broadband network in the area leased by Party B shall be installed by Party B on its own in consultation with the relevant ISP providers, and Party A shall provide installation assistance.

5.6 Party B shall sign a property management contract with the property management company hired by Party A, and pay a monthly property management fee of [ ] RMB/m2 to the property management company.

5.7 During the lease period, the utilities and other expenses incurred in the premises shall be paid by Party B to the property management company and bear the default liability for delayed payment.

5.8 During the term of the lease, if the relevant governmental authorities levy expenses for items not listed in this Agreement but related to the use of the premises, they shall be borne by Party B.

Article 6 Payment method

6.1 Rent payment method: Party B shall pay to Party A the rent for the period from April 1, 2025 to June 3, 2025 in advance before November 1, 2024. Thereafter, on the principle of paying first and using later, Party B shall pay to Party A the rent for the next [three] months in advance within 5 working days before the beginning of each [quarterly] payment period until the termination of the Agreement.

6.2 Security deposit payment method: Party B shall pay Party A a security deposit of [ ] RMB, equivalent to [two] months’ rent, within three working days after the Agreement comes into effect.

6.3 Payment of other expenses: Party B shall implement meter-reading and billing for electricity consumption in the leased premises; water consumption shall be paid to the property management company according to the property management service agreement signed between the property management company and Party B by area apportionment; communication expenses shall be paid by Party B to the relevant departments, and Party B shall negotiate with the property management company on behalf of Party B for the payment of the expenses. Party B shall pay to the property management company the property management fees, water charges, electricity charges and other related fees according to the property management contract signed with the property management company.

6.4 Party B shall pay the corresponding amount in RMB.

6.5 Payment by Party B shall be made on the basis that the payment is delivered to us or reaches our account, otherwise it shall be deemed to be unpaid.

Bank of account of Party A: Shanghai Pudong Development Bank Nanchang Huying Sub-branch

Account Name: Jiangxi Zhejiang University Zhongkai Science and Technology Park Development Co.
Account Number: 64060155000000455

Article 7 Property management

7.1 Party A or the property management company hired by Party A is responsible for the daily property management and the provision of facilities and related services. After the signing of this Agreement, Party B and the property company will sign a property management agreement and undertake to comply with the relevant property management matters agreed in the property agreement.

7.2 Party B (including its employees and guests) shall support and comply with the relevant regulations and systems set by Party A or the property management company.

7.3 Party A or the property management company shall not be liable for any damage caused by fire, theft, equipment failure, water or electricity supply due to reasons beyond the control of Party A or the property management company, force majeure, or not caused by the intention or gross negligence of Party A or the property management company, but Party A and the property management company shall actively restore the normal operation of the facilities and minimize the loss. Furthermore, such damage shall not affect Party B’s payment of all fees payable under this contract and the management regulations.

7.4 The inspection, repair and maintenance of the utilities of the premises shall be the responsibility of Party A or the property management company hired by Party A. The specific terms shall be subject to the property service agreement signed between Party A and the property management company.

7.5 Party A or the property management company shall have the right to enter Party B’s office area to carry out work under reasonable circumstances.

Article 8 Renovation of leased premises

8.1 The actual delivery date of the leased premises is the date on which Party B enters the premises to carry out the renovation. Party B’s renovation period is from [date] to [date].

8.2 Before Party B carries out the renovation and remodeling, Party B shall formulate the renovation and remodeling plan in accordance with the requirements of the property management, submit the renovation application form, and carry out the renovation and remodeling only after Party A and the property management company give their written approval and consent. Party B shall not alter the fire protection system in the house without the prior written consent of Party A and the property management company. If Party B carries out secondary fire protection renovation after Party A’s consent, Party B shall be responsible for the relevant procedures and bear the relevant costs; Party B shall not carry out the construction without passing the fire protection inspection and acceptance.

8.3 Party B’s implementation of renovation and remodeling of the leased premises must be carried out in accordance with the provisions of the relevant laws, regulations and normative documents of the country and the location of the leased premises, and must comply with the normative requirements of the leased premises area, and shall not damage or jeopardize the building structure of the leased premises.

8.4 If Party B carries out renovation and modification of the leased premises as agreed in this Agreement, which involves the construction, renovation or modification of the building structure of the leased Premises or the facilities and equipment provided by Party A, Party B must obtain the written consent of Party A and the property management company in advance, sign the renovation and construction agreement with Party A and the property management company, comply with the renovation and construction regulations formulated by the property management company concerned, and bear all the expenses and liabilities incurred as a result of this. All responsibilities, including but not limited to:

(a) Party B must provide a full set of construction drawings within 15 days of receipt of Party A’s written notice;

(b) Party B is required to communicate with Party A 15 days in advance of the agreed delivery date about the delivery and entry into the construction site;

(c) Party B must obey the decoration management of Party A and the property after going through the formalities of entering the site;

(d) Party B must cooperate with Party A and the property and related departments in acceptance;

(e) Party B must use the national qualification construction team, special positions must be licensed, and the production safety of the construction team is fully responsible, Party A does not assume joint responsibility;

(f) Party B shall apply for relevant insurance for the construction personnel entering the site and establish a mobile population management system for the construction personnel;

(g) Party A has the right to supervise Party B’s on-site construction, and Party B must unconditionally obey the on-site construction management of Party A and the property;

(h) If Party B destroys the facilities and equipment of Party A and the property during the construction period, Party B shall repair or compensate in time;

(i) Party B shall pay the decoration deposit to the property management company before entering the construction site, and after the construction is completed and accepted by the property, it shall be refunded without interest or offset against other fees payable by Party B within ten days;

(J) Party B is responsible for cleaning up the construction waste and keeping the relevant facilities and equipment involved in the construction on its own.

8.5 If Party B carries out renovation works in the leased premises and such works involve fire protection, sanitation and administrative pre-approval permits, Party B shall report the construction plan to the relevant governmental administrative departments for approval in its own name (except for those which shall be declared in Party A’s name). Party B shall not implement the project without the approval of the relevant governmental administrative departments. If Party B’s unauthorized implementation causes damage to Party A or a third party, Party B shall bear full responsibility.

8.6 Party B, its employees, agents, contractors, renovators, etc., as well as the aforesaid persons shall be jointly and severally liable for any personal injury or property damage caused to Party A or other third parties as a result of the addition and installation of the Facilities and Equipment, the construction and renovation or other activities. Party A’s approval of the decoration plan, Party B’s contractors and the decoration work shall not be deemed to exempt, waive or exonerate Party B from any liability.

8.7 During the operation period, all secondary renovation and remodeling, involving pollution, noise and other construction projects that may affect the normal business or office of the neighboring tenants, must be carried out within the time specified by Party A or the property management company.

8.8 All costs incurred under this Article, including but not limited to renovation, addition and alteration fees, and the taxes and government charges incurred thereon, shall be borne by Party B. At the same time, Party B shall pay all the expenses related to the period of renovation, including but not limited to renovation deposit, garbage removal fee, temporary water and electricity fee, etc., according to the requirements of Party A and the property management company.

Article 9 Representations and warranties

9.1 Party A hereby represents and warrants to Party B that it will sign, comply with and fulfill some or all of the contents, conditions and obligations under this Agreement as follows:

9.1.1 Party A is an independent legal person legally established in accordance with the laws of the PRC, and has the subjective qualification to sign and perform this Agreement, and has the full ability to perform this Agreement.

9.1.2 Before signing this Agreement, Party A has read each and every provision of this Agreement in accordance with national laws and regulations, and has fully and accurately understood the meaning of all the words, phrases, clauses, paragraphs, and the whole of this Agreement as well as its stated legal rights and obligations, and accepts and recognizes that the contents of this Agreement are the expression of Party A’s genuine intent.

9.1.3 Party A has obtained all necessary approvals and authorizations to enable it to effectively execute, comply with and perform this Agreement.

9.1.4 The signing, observance and performance of this Agreement by Party A will not violate the relevant laws and regulations of the PRC, including local regulations, Party A’s articles of association and other internal regulations, and contracts entered into between Party A and third parties.

9.2 Party B hereby represents and warrants to Party A that it will sign, comply with and fulfill some or all of the contents, conditions and obligations under this contract as follows:

9.2.1 Party B is an independent legal person or other organization legally established in accordance with the laws of the PRC or a natural person with full capacity for civil conduct, and has the subjective qualification to sign and perform this Agreement and has full capacity to perform this Agreement.

9.2.2 Party B undertakes that the leasing of the leased premises mentioned in this Agreement and the carrying out of the relevant business activities will be carried out in a lawful manner within the business scope approved by the administrative department for industry and commerce.

9.2.3 Before signing this Agreement, Party B has read each and every provision of this Agreement in accordance with national laws and regulations, and has fully and accurately understood the meaning of all the words, phrases, clauses, paragraphs, and the whole of this Agreement as well as the legal rights and obligations stated herein, and accepts and recognizes that the contents of this Agreement are the expression of Party B’s genuine intent.

9.2.4 As of the signing of this Agreement, Party B has a comprehensive, full and accurate understanding of the facts of the leased Premises and the current status of the rights of the leased premises through the negotiation with Party A on the contents of this Agreement, the review of the relevant documents and information provided by Party A, and the on-site investigation of the leased premises by the personnel dispatched by Party B, and accordingly accepts and undertakes to fulfill all the conditions stated in this Agreement.

9.2.5 Party B has obtained all necessary approvals and authorizations to enable it to validly sign, comply with and perform this Agreement.

9.2.6 Party B’s signing, observing and performing this Agreement will not violate the relevant laws and regulations of the PRC including local regulations, Party B’s articles of association and other internal regulations, and contracts entered into between Party B and third parties.

9.3 The representations and warranties made by the parties pursuant to the foregoing clause shall survive the signing of this Agreement and the performance thereof thereafter.

Article 10 Signs and advertising

10.1 Party A will provide Party B with a free nameplate with Party B’s name in the lobby on the first floor of the property. If Party B needs to replace the nameplate due to reasons such as changing the company name and logo, it should make a written request and bear the corresponding production costs.

10.2 If Party B needs to set up any signs, it must obtain Party A’s prior written approval. Without Party A’s approval, Party B may not set up any signs or advertising materials such as text or graphics in any part of the premises other than the Premises.

Article 11 Insurance

11.1 Party A has the right to decide whether or not to insure the external structure of the building, the leased premises, and its facilities and equipment, and to decide on the appropriate type of insurance. In the event of an insurance accident, claims shall be handled in accordance with the provisions of the insurance company, and Party B shall have nothing to do with the claims received. Party B shall provide necessary assistance in the process of claim settlement.

11.2 The scope of insurance to be taken out by Party B is as follows: see the “Insurance Requirements” attached to this contract. The insurance premium shall be borne by Party B. If Party B fails to take out the insurance as required above, in the event of an insurance accident, all risks, liabilities and losses shall be borne by Party B.

Article 12 Assignment of rights and obligations

12.1 Party B hereby declares and promises to waive the right of first refusal to purchase the leased premises. Party A is not required to notify Party B in advance if the leased premises is transferred at any time during the lease period. If the leased premises is subject to a guarantee or mortgage, Party A is not required to notify Party B in advance, and Party B is not required to be consulted before the parties agree to dispose of the leased premises after the leased premises is subject to a guarantee or mortgage.

12.2 Any change of ownership or lease operator of the leased premises under this Agreement during the lease period will not affect the validity of this Agreement, and Party A will notify Party B in writing one month in advance.

12.3 Party B guarantees to Party A that during the lease period, Party B shall not sublet the said premises or switch the use of the premises without Party A’s written consent.

Article 13 Force majeure

13.1 The force majeure mentioned in this Agreement refers to the events which are unforeseeable by the parties at the time of signing this Agreement, and whose occurrence and consequences cannot be avoided and overcome. This includes natural disasters and social events such as earthquakes, floods, windstorms, heavy rains, fires, wars, serious disturbances, as well as adjustments in national laws, regulations and policies.

13.2 The party experiencing force majeure shall immediately notify the other party by registered mail, facsimile or other means in writing, and shall, within fifteen days, provide details of the force majeure and supporting documentation as to why the Agreement cannot be performed. This documentation shall be issued by a notary public in the place where the force majeure occurred.

13.3 In the event that one or both of the parties to this Agreement are prevented or partially prevented from performing, or are required to defer performance of their obligations under this Agreement due to force majeure, the party or parties subject to force majeure shall be relieved of liability to the extent that they have fulfilled their obligations under article 13.2.

13.4 The parties shall not be liable to each other for the destruction of and damage caused to the premises as a result of force majeure.

Article 14 Modification, termination, cancellation and renewal of contracts

14.1 If there is a need to change the terms and conditions of this Agreement during the lease term, it should be agreed by both parties and finally signed in writing to supplement or modify the Agreement.

14.2 During the lease term, one party may terminate this Agreement by written notice to the other party under any of the following circumstances. The party that violates the contractual agreement shall pay liquidated damages to the other party; if it causes losses to the other party, it shall compensate the losses caused to the other party in addition to the liquidated damages to be paid;

14.2.1 Party B has the right to terminate the contract if Party A commits any of the following acts:

(a) Party A fails to deliver the premises on time and fails to deliver the premises after Party B’s reminder for 5 working days;

(b) If the premises provided by Party A does not meet the agreed conditions so that the purpose of the lease cannot be realized;

(c) During the lease period, Party A will terminate this Agreement without authorization and take back the premises in advance in cases other than those stipulated in this Agreement.

14.2.2 Party B has the right to terminate the contract and take back the right to use the premises if Party B has any of the following behaviors:

(a) If Party B fails to pay the full amount of rent and all fees payable by the due date, and still fails to pay after Party A’s reminder for 5 working days;

(b) Party B uses the premises to store dangerous goods or conduct illegal activities;

(c) Party B changes the use of the premises or the structure of the premises without authorization;

(d) Without Party A’s written consent, Party B sublets, mortgages or switches the use of the leased premises without authorization;

(e) Serious damage to the leased premises which has not been repaired within a reasonable period of time proposed by Party A;

(f) During the lease period, Party B withdraws from the lease without authorization in cases other than those agreed in this Agreement;

(g) During the lease period, engaging in work that causes environmental pollution and violates national and local environmental protection requirements;

(h) Causing Party A or the Park to suffer loss of goodwill or administrative penalties from government departments due to negative media reports;

(i) Other circumstances that can be recovered as stipulated by laws and regulations.

14.3 If the fulfillment of this Agreement is completely impossible due to force majeure factors and both parties have to terminate the Agreement, this Agreement shall be terminated and both parties shall not compensate each other for economic losses. The rent delivered by Party B shall be calculated according to the actual time of use. However, Party B shall move out of the premises within 5 working days after the incident.

14.4 The Agreement shall be terminated upon expiration of its term.

14.5 Upon the expiration of the term of this Agreement or the date of termination or early termination of the Agreement, Party B shall be responsible for returning the leased premises to Party A and shall bear all the expenses for repairing, demolishing, restoring to its original state and moving out of the premises due to the damages caused by the leased premises, and Party A shall have the right to deduct the amount of the security deposit paid by Party B in full, and use the deducted amount to complete the restoration, demolition and moving out of the premises and the repairing work on its own without having to give any further notice to Party B. without further notice to Party B.

14.6 Upon the expiration of the lease term, if Party B wants to continue to lease the premises, it shall submit its request in writing to Party A three months before the expiration of the lease term, and Party B shall have the right of first refusal to lease the premises under the same conditions. If Party B violates the terms of this Agreement and the relevant management regulations of the park during the previous lease, Party B shall not enjoy the right of first refusal.

14.7 Party B shall comply with the rules and regulations relating to the management of the Park as formulated by Party A and the Property Management Company or as may be formulated or amended in the future. In addition to complying with the terms and conditions of this Agreement, Party B shall also observe and comply with any terms and conditions, provisions and codes of management contained in the rules and regulations, tenants’ handbook, decoration guide, etc. relating to the management and control of the Project’s equipment, facilities and common areas as may be formulated and amended by Party A and the Property Management Company from time to time, which rules and regulations, provisions, codes, etc., shall be deemed to be an inseparable part of this Agreement. In the event of any breach, non-compliance or non-performance of this Agreement or such rules and regulations, Party B shall indemnify Party A in full for any loss or damage suffered by Party A. Such loss or damage shall also include all costs incurred by the governmental departments or other third parties in connection with the administrative penalties imposed on Party A for this reason, or any litigation brought against Party A in connection with this matter.

Article 15 Liability for breach of contract

15.1 In the event of late delivery of the Premises due to Party A, Party A shall pay to Party B liquidated damages at the rate of RMB [3242.71] per day of the daily rental amount payable by Party B for each day from the day following the last date of delivery as stipulated in the Agreement to the day of the actual delivery and shall extend the term of the lease of the premises in accordance with the period of the delayed delivery. If Party B fails to pay the rent and security deposit in full and on time as agreed, Party B shall pay to Party A liquidated damages for late payment of rent and security deposit at the rate of one-thousandth of the unpaid amount payable for each day of delay.

15.2 If Party A terminates the Agreement in accordance with the provisions of Article 14.2.2 of this Agreement, Party A shall not compensate Party B for the various investments made in the renovation and removal, and Party B shall compensate Party A for the losses incurred thereby and pay Party A a penalty equivalent to three months’ rent for the premises under this Agreement.

15.3 In the event of early termination of the lease or non-renewal of the lease upon its expiration, Party B shall be deemed to have illegally occupied the leased premises if it fails to return the leased premises to Party A. In addition to confiscating the security deposit under this contract, Party A shall, from the date of occupation, charge Party B three times the daily rent for the leased premises for each day of delay, amounting to RMB [9728.13], as liquidated damages, and reserves the right to pursue Party B for breach of Agreement.

15.4 If Party B terminates the lease before the end of the lease term and Party A agrees to the termination, it will be treated as a breach of Agreement, and Party B’s security deposit will be forfeited as liquidated damages and will not be returned by Party A.

15.5 Party B is required to pay the utility bills on time and should transfer the money within fifteen days of the reminder letter, late payment will be charged according to the total amount of unpaid bills of two thousandths of the daily late fee, more than thirty days without transferring the money, Party A will have the right to take measures to stop the water and electricity until Party B will be the utility bills, late payment, Party A will resume the use of water and electricity.

Article 16 Governing law and dispute resolution

16.1 The laws of the People’s Republic of China shall apply to the conclusion, validity, interpretation, fulfillment and settlement of disputes of the Agreement (except, for the purpose of this Agreement, the laws and regulations of Hong Kong, Macao Special Administrative Region and Taiwan).

16.2 The parties have fully negotiated and agreed on the contents of this Agreement prior to the conclusion of this Agreement, and have had the opportunity to obtain the advice of a variety of professionals retained by each of them, including legal advice, on all terms. Accordingly, no provision of this Agreement shall be construed as a term of form, nor shall this Agreement as a whole be construed as a contract of form, and shall not be construed against either party.

16.3 In the event of a dispute arising from the performance of this Agreement, the parties shall first attempt to resolve the dispute through friendly consultation. If the dispute cannot be resolved through friendly consultation, the dispute shall be submitted to the people’s court with jurisdiction over the location of the leased premises. Before the dispute is resolved, this Agreement shall continue to be performed, except for the disputed matters.

16.4 Party B has read and understood the terms of this lease Agreement, including the annexes and other legal documents, and has paid particular attention to the provisions regarding the obligations and liabilities of Party B. Party A has explained and clarified these provisions, and Party B agrees to enter into the lease Agreement.

Article 17 Supplementary provisions

17.1 Party A reserves the right to formulate and amend any rules and regulations that it deems necessary for the operation and maintenance of the project. Such rules and regulations shall take effect upon written notice from Party A to Party B.

17.2 If there is more than one party (whether individual or non-individual) under this Agreement, each lessee shall be responsible for the obligations or liabilities of “party B” under this Agreement, and each lessee shall be jointly and severally liable for the obligations and liabilities of the other lessees.

17.3 Party B shall independently handle all qualification certificates, business licenses, operating permits, and government procedures for culture, fire safety, and hygiene required for operating business in the leased premises, and shall submit copies of the relevant licenses to Party A for the record within 7 days after the procedures are completed. During the lease period, if the business license and ID card of the legal representative/person in charge provided by Party B expire, Party B shall supplement the relevant licenses to Party A within 7 days after the licenses are renewed.

17.4 This Agreement constitutes the entire agreement between Party A and party B in relation to the matters covered by this Agreement and supersedes all prior agreements, both oral and written, in relation to the matters contained in this Agreement.

17.5 The stamp duty related to this Agreement shall be borne by both parties in accordance with the law, unless otherwise agreed in this Agreement. If this Agreement is subject to lease filing or registration procedures, the cost of filing or registration shall be borne by Party B. If there are other expenses, they shall be paid by Party A and Party B in accordance with laws and regulations and this Agreement.

17.6 Others: ________________________\______________________________

17.7 Supplementary clauses, annexes and memorandum documents may be entered into by consensus between the Party and the Party on matters not covered in this Agreement. Supplementary provisions, annexes and memorandum documents of this Agreement shall be an inseparable part of this contract and shall have the same legal effect. All the above documents shall be valid only after they are signed by the authorized representatives of both parties and stamped with official seals.

17.8 The invalidity of any provision of this Agreement shall not affect the validity of the other provisions and other parts of this Agreement.

17.9 This Agreement shall enter into force after it has been signed and sealed by party A and B.

 17.10 This Agreement, together with the Annexes, shall be executed in [four] copies, [two] by Party A and [two] by Party B, and shall have the same legal effect.

List of annexes:

Annex I: Floor plan of leased property/facilities and equipment (if any)

Annex II: Rental payments

Annex III: Party A’s enterprise business license, legal representative/person in charge ID card

Annex IV: Party B’s enterprise business license, legal representative/person in charge ID card, other relevant qualification permits (if any)

Annex V: Responsibility for Fire Safety

Annex VI: Insurance requirements

(no text below)

Party A (seal): /s/ Jiangxi Zhejiang University Zhongkai Science and Technology Park Development Co.

Legal representative:

Date of signature: 2024/11/1

Party B (seal): /s/ Jiangxi Ruanyun Technology Co.

Legal representative:

Date of Signature: 2024/11/1

Annex I Floor plan of leased property/facilities and equipment (if any)

Annex II Method of Rental Payment

All references to “month/year” hereinafter are to the month/year of the lease.

The standard of rent increment is as follows:

The [first] to [third] year: from the commencement of the lease to December 31, 2026, Fixed Monthly Rent[C Area 302-317 (total area of 1987.41m2) rent for 28 RMB/m2 per month; D305-313 (total area of 1432.67m2) rent for 30 RMB/m2 per month; D108A (total area of 205.49m2) rent for 0 RMB/m2 per month]

Total monthly rent: 98627.58 RMB.

Fixed unit rent (daily rent) formula: fixed unit daily rent = (fixed monthly rent * 12)/365

Payment method: Party B shall prepay the rent from April 1, 2025 to June 30, 2025 to Party A before November 1, 2024, and thereafter, in line with the principle of first-payment-later-use, each quarter shall be a payment period, and Party B shall prepay the rent for the following three months to Party A within the first five working days before the commencement of each payment period until the termination of the Agreement.

Annex III: Party A’s enterprise business license, legal representative/person in charge ID card

Annex IV: Party B’s enterprise business license, ID card of legal representative/person in charge, other relevant qualification permits (if any)

Annex V: Responsibility for Fire Safety

 Fire Safety Responsibility Statement

Party A: Jiangxi Zhejiang University Zhongkai Science and Technology Park Development Co.

Party B: Jiangxi Ruanyun Technology Co.

In order to create a safe and stable business environment, to ensure that the Zhejiang University National University Science Park (Jiangxi) of the life and property safety of the resident enterprises, to prevent and reduce the occurrence of safety accidents, so that prevention is better than cure; according to the “People’s Republic of China Fire Services Law” and “Jiangxi Provincial Fire Services Regulations,” and other relevant fire safety laws and regulations, in accordance with the “prevention, prevention and elimination of combining According to the spirit of “Fire Protection Law of the People’s Republic of China” and “Fire Protection Regulations of Jiangxi Province” and other relevant fire laws and regulations, according to the policy of “prevention first, prevention and elimination combined” and the principle of “who is in charge, who is responsible for”, based on the “Leasing Agreement” and “Property Management Service Agreement” signed with the property management company and the parties to the agreement on the management of safety and production, Party A and Party B signed the Fire Safety Responsibility Statement.

I. Responsibilities of Party A

(a) Establishing and improving the company’s fire safety system and organization, implementing the fire safety responsibility system, determining the persons responsible for fire safety and management at all levels, and providing fire safety training to the staff of the unit.

(b) Assisting the public security fire department to carry out fire safety publicity and education for Party B, and guiding and checking Party B to fulfill its fire safety responsibilities.

(c) Establishing the volunteer fire department of this project of Cascade City in accordance with the law, formulating fire fighting and emergency evacuation plans, and participating in the fire fighting drills organized by Party B on a regular basis.

(d) Cooperate with the fire department to organize fire safety inspections, carry out daily fire safety inspections in the areas managed by Party A itself, and eliminate all kinds of hidden dangers in a timely manner.

(e) In accordance with the relevant provisions of the State and the relevant agreements of the Housing Lease Contract, cooperate with the fire-fighting authorities to urge Party B to improve the fire-fighting facilities, fire safety signs, and configure the fire-fighting equipment, and remind Party B to organize regular inspections, repairs, and maintenance, so as to ensure that the fire-fighting facilities and equipments are in good condition and effective, and that evacuation routes and safety exits are unobstructed.

(f) Approve fire safety procedures for Party B’s renovation, open-flame operations, promotions and other activities, and monitor the implementation of its fire safety measures.

(g) Ensure that the fire monitoring system for which Party A is responsible is in good working order.

(h) In accordance with the relevant local regulations and actual needs, coordinate Party B with fire-fighting functions.

(i) Define the fire safety responsibilities and management interface with Party B in accordance with the Housing Lease Agreement and the Property Management Service Agreement signed between Party B and the property management company.

(j) In case of emergency, Party A has the right to enter Party B’s leased area directly without prior notice to carry out fire inspection and disposal of the situation, and Party A shall not be required to compensate for any loss or impact caused to Party B as a result.

(k) Other related responsibilities of Party A as stipulated in laws and regulations and the contract.

II. Party B’s responsibilities

(a) Assume responsibility for work safety in the leased area. Ensure that the employees belonging to it are professionally trained and licensed in accordance with national and industry regulations. Seriously carry out three-level safety education, regular safety education and technical training, transfer training. All staff must be educated and trained in safe and civilized work before they start work.

(b) Comply with the relevant fire-fighting laws and regulations of the Chinese government and the agreement on fire safety responsibilities.

(c) Cooperate with Party A in the implementation of fire safety management in the National University Science Park of Zhejiang University (Jiangxi).

(d) Establishing fire safety organizations in the leased area in accordance with laws and regulations, setting up fire safety management systems, formulating fire safety emergency plans, organizing fire safety training and drills on a regular basis, and informing Party A of the relevant situation in a timely manner.

(e) Manage the fire-fighting facilities and equipments in the leased area to ensure that they are in good condition and effective. The fire-fighting facilities and equipments procured by itself shall be maintained and serviced by itself according to the requirements to ensure that they are in good condition and effective.

(f) In case of renovation, Party B has to report to Party A and relevant functional departments for approval and apply for renovation construction permit procedures. If fire operation is needed, Party B must report to Party A for approval and apply for the “Fire Operation Permit”, take corresponding fire prevention measures, and implement them only after Party A passes the inspection.

(g) The fire fighting facilities in the premises have passed the acceptance and examination by the fire fighting authorities. If any loss or damage is caused by poor management and improper use in the subsequent operation or if it is penalized by the local fire fighting authorities, the responsibility and expenses shall be borne by Party B.

(h) Obligation to send members to participate in public fire safety organizations organized by Party A, actively participate in fire education and training organized by the fire department, and fulfill the relevant responsibilities and obligations.

(i) Comply with the fire safety management regulations of the parking lot on its own, not to bring in, store flammable, explosive and dangerous goods, personnel, vehicles and goods shall not occupy and cover up the fire facilities and equipment, fire lanes and fire signs; be responsible for educating and supervising Party B’s management personnel, unloading, supply personnel to operate in accordance with the fire regulations, and shall not damage the fire facilities and equipment and signs. If there is any damage, Party B shall bear the responsibility of repairing, compensating and paying the relevant expenses, and shall be responsible for tracing the perpetrators or responsible persons, impounding their vehicles and goods, registering their ID cards and vehicle license plates, etc., and notifying Party A to confirm at the scene within 10 minutes.

(j) The capacity increase of electrical appliances in the premises shall be reported to Party A for approval before implementation.

(k) If the public fire protection system is damaged due to Party B and causes losses to Party A or a third party, Party B shall bear full responsibility and compensation costs.

(l) Party B and its business vendors organizing promotional activities, fireworks rallies, lantern festivals, exhibitions and other large-scale activities with fire hazards shall specify the fire safety responsibilities of all parties involved in the contract and report them to Party A and the fire-fighting authorities for approval before implementation, and the responsibility shall be borne by Party B.

(m) The fire escapes in Party B’s leased area shall be kept clear, and it is strictly prohibited to occupy or block them, or to use the fire escapes as normal passenger shopping channels.

(n) Party B needs to close the water, electricity and gas valves in the store after business is over (except for the power supply of refrigerator and preservation cabinet) to ensure that no safety accidents occur; otherwise Party B will bear all the responsibilities.

(o) Caterers should turn on the fan before turning on the lights, and then ignite the gas stove, and immediately after work should close the gas, natural gas valves, often checking and sweeping flammable items around the stove, not allowed to point the stove with oil, and the kitchen is not allowed to store flammable and explosive substances.

(p) Caterers are not allowed to leave their posts when deep-frying food, and the cooking oil in the pots must not be overfilled to prevent the oil from overflowing in case of fire caused by open flames, and they are not allowed to leave their posts when they need to simmer food for a long period of time or when there are open flames in the stoves.

(q) catering business before and after the opening of the door every day, each check the area of responsibility for the implementation of security measures, the gas pipeline should be checked regularly, such as leakage phenomenon should be immediately repaired.

(r) Caterers should comply with the requirements of the “Regulations on Safety in Catering Operations”, which stipulate that “the fume hoods and flue entrances in the operating rooms of catering operations should be cleaned daily within a 1-meter radius of the entrance to the fume hoods and flue entrances. The exhaust fume pipe of the operation room should be cleaned at least once every 15 days, and the cleaning should be well documented”. When Party B cleans the grease ducts, it shall provide Party A and the property management company with the grease duct cleaning agreement, the certificate of qualification of the grease duct cleaning company, a copy of the invoice of the cleaning cost and the cleaning record.

(s) Caterers must install automatic fire extinguishing devices in the kitchen grease ducts and hoods before signing the contract; the devices must be constructed by qualified installation units with national and industry certifications; Party B must do a good job of daily management and sign a maintenance service agreement with the maintenance company in accordance with the requirements of the equipment manuals. Party B must do a good job of training employees to use such equipment.

(t) Other related responsibilities of Party B as stipulated in laws and regulations and the Agreement.

III. Other matters

(i) The present statement of responsibility shall enter into force on the date on which it is signed.

(b) This responsibility statement in four copies, Party A executes two copies, Party B executes a copy, Party B itself to the fire department to submit a record.

(c) Both parties of this statement of responsibility have to comply with the implementation of the unresolved issues in accordance with the relevant laws and regulations on work safety and fire safety.

(d) This Responsibility Statement shall be interpreted by Party A and the relevant government departments.

Party A: Party B:

Party A’s representative: Party B’s representative:

Annex VI Insurance requirements

1. During the renovation period Party B must, at its own expense, insure the renovation of the leased premises with construction all risks insurance (including third party liability insurance) and other insurance; and keep them in force during the renovation period, and the construction all risks insurance (including public liability insurance) taken out must meet the following conditions:

a. With Party A and the Property Management Company, Party B and the Project Contractor and Subcontractors as co-insured;

b. The insurance period must coincide with the renovation period;

c. The material damage portion of the policy is insured for an amount not less than the total cost of its renovation work;

d. The amount of public liability insurance under the policy shall be in accordance with Party A’s requirements; and the policy shall include, but not be limited to, the following special riders: (i) Strike, Riot or Civil Disturbance Extension Clause; (ii) Cross Liability Clause; (iii) Shaking, Moving or Weakening of Supports Clause; (iv) Lessee’s Liability Clause; and (v) Waiver of Subrogation Clause.

2. Party B shall submit the above insurance policy and proof of paid premium to Party A before the renovation period as a necessary precondition for Party B to enter the site for renovation. During the renovation period, Party A or the property management company shall have the right to request Party B to provide the validity of the insurance policy taken out and the written proof of compliance with the requirements at any time.

3. During the lease period, Party B must take out public liability insurance for its business practices in the leased premises and keep the insurance in force during the lease period, and Party B shall submit the said policy and proof of paid premiums to Party A within thirty (30) days after the commencement of the lease period; if the expiration of the insurance is during the lease period, Party B shall continue to provide Party A with the subsequent policy and proof of paid premiums; if Party B does not purchase the policy, Party A will purchase it on behalf of Party B, and Party B will bear all the costs. Otherwise, Party A has the right to prevent Party B from continuing its business until the termination of this Agreement, and any loss caused shall be borne by Party B. The relevant insurance must fulfill the following conditions:

a. Adoption of a nationally recognized public liability insurance policy;

b. With Party A and the Property Management Company and Party B as co-insureds;

c. The term of insurance must be consistent with the term of the lease;

d. The insured amount of the policy shall be in accordance with Party A’s requirements; and the policy shall include, but not be limited to, the following special riders: (i) Fire and Explosion Clause; (ii) Building Alteration Clause; (iii) Advertising and Decorative Fixtures Liability Clause; (iv) Bodily Injury Clause; (v) Vehicle Loading and Unloading Liability Clause; (vi) Cross Liability Clause; (vii) Waiver of Subrogation; and ( viii) Tenant’s Liability Clause. viii) Lessee Liability Clause.

4. During the lease period, Party B must take out property insurance for all of its own property and other objects in the leased property and list Party A as the co-insured, and after taking out the insurance, it should submit the said policy and the certificate of the paid premium to Party A.

5. Party B shall not do, or permit others to do, any act which invalidates or may invalidate any insurance of the leased premises or the Project in which it is located, or causes an increase in the insurance premium. If the premium of such insurance is increased due to any action, behavior or event made by Party B, Party B shall take the initiative to increase the corresponding premium by itself in a timely manner, and Party A shall have the right to request Party B to add the premium increased as a result without affecting any of its other rights, and Party B shall actively implement the same and submit the new relevant certificate to Party A.

6. For details on the amount of insurance coverage, etc., see the provisions of the Tenant Handbook.